Exhibit 10.16

FOURTH AMENDMENT TO MASTER LEASE AND GUARANTY OF MASTER LEASE

This FOURTH AMENDMENT TO MASTER LEASE (the “Fourth Amendment”) is dated as of June 28, 2018 by and among VTR Hillcrest MC Tulsa, LLC, VTR Hillcrest HS Tulsa, LLC, VTR Bailey MC, LLC, VTR Heart Hospital, LLC, VTR Lovelace WH, LLC, VTR Lovelace Westside, LLC, VTR Lovelace Roswell, LLC, VTR Lovelace MC & Rehab, LLC, VTR Hillcrest Claremore, LLC and VTR Baptist SA, LLC, each a Delaware limited liability company (individually and collectively, “Landlord”); the entities listed on Schedule 1 attached hereto (individually and collectively, “Tenant”); and ARDENT HEALTH PARTNERS, LLC, a Delaware limited liability company, f/k/a EGI-AM Holdings, L.L.C., ARDENT LEGACY HOLDINGS, LLC, a Delaware limited liability company, AHS LEGACY OPERATIONS, LLC, a Delaware limited liability company, AHP HEALTH PARTNERS, LLC, a Delaware limited liability company, f/k/a AHP Health Partners, Inc. and ARDENT LEGACY ACQUISITIONS, INC., a Delaware corporation (individually and collectively, “Guarantor”).

R E C I T A L S

A. Landlord and Tenant are parties to that certain Master Lease, dated as of August 4, 2015, as amended by that certain First Amendment to Master Lease, dated as of March 6, 2017, that Second Amendment to Master Lease, dated as of March 13, 2017 (the “Second Amendment”), and that certain Third Amendment to Master Lease, dated February 26, 2018 (as amended, the “Master Lease”), pursuant to which, among other things, Landlord leases to Tenant the “Premises” described therein. Initially capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Master Lease.

B. Pursuant to that certain Guaranty of Master Lease, dated as of August 4, 2015 (as amended, the “Guaranty”), Guarantor, among other things, guaranteed to Landlord the performance by Tenant of its obligations under the Master Lease.

C. In connection with the Specified Refinancing (as defined below), Tenant and Guarantor have requested that Landlord agree to amend the Master Lease and Guaranty.

D. In accordance with the terms and conditions set forth in this Amendment, Landlord is willing to consent to such amendment.

E. In connection therewith, each of the entities comprising Guarantor has agreed to reaffirm to Landlord its respective obligations under the Guaranty notwithstanding the modification of the Master Lease and Guaranty set forth in this Amendment.

A G R E E M E N T

NOW, THEREFORE, taking into account the foregoing Recitals, and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Modifications to Master Lease and Guaranty.

(a) Section 4.3.2 of the Master Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

4.3.2 Any letter of credit provided hereunder shall be in a form and issued by a financial institution (the “Bank”) reasonably acceptable to Landlord. Landlord previously approved Bank of America, N.A., as the initial issuer of any letter of credit and hereby approves Barclays Bank PLC as an additional issuer of any letter of credit. Tenant shall promptly provide a substitute letter of credit in a form and from a financial institution reasonably acceptable to Landlord, in the event any of the following occurs: (i) the credit rating of the Bank falls below a short term Fitch Rating credit rating of “F2” or below a long term Fitch Rating credit rating of “BBB”; (ii) the Bank is no longer considered to be well capitalized under the prompt corrective action rules of the FDIC (or any successor agency); or (iii) the Bank is declared insolvent, placed into receivership or otherwise closed for any reason by the FDIC (or any successor agency). In the event that Fitch ceases publishing bank credit ratings, Landlord shall substitute a comparable credit rating service such as Moody’s or Standard & Poor’s and comparable credit ratings as published by such service.

(b) Section 5.1.2.12 of the Master Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

5.1.2.12 Deductibles/self-insured retentions for the above policies shall not be greater than a $250,000 deductible/self-insured retention for property insurance with a 5% of Total Insurable Values (TIV) of the damaged location deductible/self-insured retention, except for Named Storm coverage which shall have a deductible per loss of up to 5% TIV of the damaged location, subject to a minimum of $500,000 for any one occurrence for all loss or damage arising out of a Named Storm in a Tier 1 or 2 High Hazard Wind Zone; Hail coverage which shall have a maximum deductible per loss of up to 3% TIV of the damaged location, subject to a minimum of $250,000 for any occurrence with a maximum deductible of $5,000,000 for all loss or damage arising out of hail in a Tier 1 or 2 High Hazard Hail Zone; a $500,000 Building, $500,000 Contents and $250,000 all other loss deductible/self-insured retention for Special Flood Hazard Areas; and a $250,000 deductible/self-insured retention for earthquake coverage except 5% of TIV of the damaged location for CA, HI, AK, PR, subject to a minimum $250,000; 2% of TIV of the damaged location for New Madrid EQ Zone Counties or Pacific Northwest EQ Zone Counties, subject to a minimum $250,000; a $500,000 deductible/self-insured retention for workers’ compensation/employer’s liability; a $250,000 deductible/self-insured retention for motor vehicle liability; a $250,000 deductible/self-insured retention for crime; and a $3,000,000 each claim deductible/self-insured retention for commercial general liability/healthcare professional liability; a $250,000 deductible for environmental liability and a $250,000 deductible for contingent aviation liability.

(c) Section 5.12.3 of the Master Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

5.12.3 Affiliate Transactions and Payments. No Tenant shall enter into any transaction with an Affiliate of any Tenant or any of the partners, members or shareholders of any Tenant except (provided no Monetary Default or any other Event of Default that is not a Non-Terminable Event of Default is continuing) in the ordinary course of business and on terms that are no less favorable to any Tenant than would be obtained in a comparable arm’s-length transaction with a third party that is not an Affiliate. After the occurrence of an Event of Default and until such Event of Default is cured (if curable), unless (i) the Event of Default is not a Monetary Default; (ii) the Event of Default would not reasonably be expected to have a material adverse effect on Facilities whose

Consolidated EBITDAR is more than five percent (5%) of Consolidated EBITDAR of all of the Facilities; and (iii) Tenant is diligently pursuing a cure of such Event of Default, no Tenant shall make any payments, dividends or distributions (including dividends, liquidating distributions or cash flow distributions, in cash or otherwise “Restricted Payments”) to any Guarantor or any Ardent Party, or any shareholder, member, partner or other equity interest holder of any Tenant, any Guarantor or any Ardent Party, in each case, other than any such payments, dividends or distributions (a) from one Tenant to another Tenant or to Landlord, (b) distributions made for the sole purpose of allowing equity holders (including, but not limited to, equity holders of Guarantor) to satisfy their pass through income tax obligations with respect to income allocable to Tenant (as applicable), (c) which constitute payment for reasonable and documented pass-through operating expenses and other obligations, and (d) consisting of intercompany payments to satisfy any financing obligations (including, without limitation, any guarantee obligations) of Tenant that are not prohibited by this Lease, provided, however, for the avoidance of doubt, in no event shall such payments be used to satisfy financing obligations of any Affiliate of Tenant unless such Affiliate is a Tenant. Notwithstanding the foregoing, Tenant’s ability to make Restricted Payments shall be subject in all respects to the terms and provisions of Section 5.15 of this Lease.

(d) The last sentence of Section 5.12.6 of the Master Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Except for any financing that is not restricted by Section 5.17, or intercompany debt expressly permitted under Section 5.12.4 (subject to the restrictions of Section 5.12.3) or for the endorsement of negotiable instruments for collection in the ordinary course of business, no Tenant shall create, incur, assume, or permit to exist (1) any indebtedness other than (A) trade debt incurred in the ordinary course of Tenant’s business and (B) purchase money financing and capitalized equipment leases for the acquisition of personal property or (2) any guarantee of any loan or other indebtedness”.

(e) Section 5.17 of the Master Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

5.17 Permitted Financing. Tenant shall not obtain, guaranty, assume, suffer to exist, be an obligor under or incur any Funded Indebtedness (“Permitted Financing”) unless (a) such Permitted Financing (x) relates solely to assets wholly-owned (directly or indirectly) and Controlled (directly or indirectly) by Guarantor or (y) such Permitted Financing is otherwise permitted under the Refinancing Date Credit Agreements (as in effect on the date hereof) and relates solely to entities in which a Tenant has a joint venture interest; provided that individually or in the aggregate all such Permitted Financings under this clause (y) shall not exceed $10,000,000, (b) as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.10 hereunder, the Portfolio Coverage Ratio, the Consolidated Guarantor Fixed Charge Coverage Ratio and the Consolidated Guarantor Leverage Ratio, in each case, recomputed on a Pro Forma Basis giving effect to the incurrence of such Permitted Financing, shall be in compliance with the applicable requirements under the financial covenants contained in Section 5.15 of this Lease and Section 10 of the Lease Guaranty, (c) Landlord and the lender or lenders for the Permitted Financing have entered into an intercreditor or other similar agreement governing the relative rights and remedies of each of Landlord and the lender or lenders in form and substance reasonably satisfactory to Landlord and such lender or lenders (such agreement is a “Relative Rights Agreement”); provided that such Relative Rights Agreement shall not be required to be entered into if the Funded Indebtedness (i) has a principal amount of less than $10,000,000 individually and the aggregate amount of principal for Funded Indebtedness that are not subject to a Relative Rights Agreement at the time of such incurrence is less than $25,000,000, which, for the avoidance of doubt shall include any Permitted Financing pursuant to clause (a)(y) above or (ii) is a Capital Lease; provided further that any lender or lenders for any Permitted Financing that becomes a party via joinder to the Refinancing Date Relative Rights Agreement, pursuant to Section 9.9(b) thereof, shall be deemed to have complied with the requirement set forth in this clause (c) and (d) no Monetary Default or Event of Default exists (or would result therefrom) under this Lease immediately after giving effect to the consummation of any such Permitted Financing. As of the Amendment No. 4 Effective Date, Tenant has entered into that certain (i) Term Loan Credit Agreement by and among AHP Health Partners, Inc., a Delaware corporation, as borrower, Ardent Health Partners, LLC, a Delaware limited liability company, as parent, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto (the “Term Loan Lenders”), Barclays Bank PLC. as sole administrative and collateral agent for the Term Loan Lenders and the other parties party thereto which provides for a term loan facility in an original principal amount of $825 million (as amended, extended, restated, supplemented or otherwise modified, renewed, refinanced or replaced from time to time, in each case, in accordance with Section 3.1(a) of the Refinancing Date Relative Rights Agreement (as defined below), the “Term Credit Agreement”), (ii) ABL Credit Agreement by and among Ardent Health Partners, LLC, a Delaware corporation, as parent, AHP Health Partners Inc., a Delaware corporation, AHS East Texas Health System, LLC, a Texas limited liability company, the other borrowers party thereto, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto (the “ABL Lenders”), Barclays Bank PLC, as administrative agent for the ABL Lenders, Bank of America, N.A. as collateral agent for the ABL Lenders and the other parties party thereto which provides for a revolving loan facility in an original principal amount of $225 million (as amended, extended, restated, supplemented or otherwise modified, renewed, refinanced or replaced from time to time, in each case, in accordance with Section 3.1(a) of the Refinancing Date Relative Rights Agreement, the “Revolving Credit Agreement” and, together with the Term Credit Agreement, the “Refinancing Date Credit Agreements”) and (iii) Indenture governing 9.75% Senior Notes due 2026, among AHP Health Partners, Inc., a Delaware corporation, as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee (as amended, extended, restated, supplemented or otherwise modified, renewed, refinanced or replaced from time to time, in each case, in accordance with Section 3.1(a) of the Refinancing Date Relative Rights Agreement, the “Indenture”, and together with the Refinancing Date Credit Agreements, the “Refinancing Date Debt Agreements”). As of the Amendment No. 4 Effective Date, Landlord and Tenant each hereby acknowledge that (y) the Relative Rights Agreement executed concurrently with the Fourth Amendment (such Relative Rights Agreement, the “Refinancing Date Relative Rights Agreement”) satisfies the requirements of this Section 5.17(c), and (z) Tenant hereby represents to Landlord that, after giving effect to the Refinancing Date Debt Agreements, Sections 5.17(a), (b), and (d) of the Lease have not been breached. For the avoidance of doubt, the Refinancing Date Debt Agreements, and the use of proceeds therefrom, constitute a Permitted Refinancing.

(f) Section 6.2.1.6 of the Master Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

6.2.1.6 Liens granted by the Refinancing Date Debt Agreements and the loan documents executed in connection therewith and other indebtedness entered into in accordance with Section 9.9(b) of the Refinancing Date Relative Rights Agreement; and

(g) Section 8.1.6 of the Master Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

8.1.6 The occurrence of (i) a default under (a) any Material Financing (other than the Refinancing Date Credit Agreements), (b) any guaranty of a Material Lease (other than the Lease Guaranty) or Material Financing (other than the Refinancing Date Credit Agreements), (c) any successor or replacement credit agreement or guaranty to any of the foregoing, or (d) any future Material Lease, future Material Financing or future guaranty of any Material Lease (other than a future Lease Guaranty) or Material Financing, and, in the case of clauses (a)-(d) above, which default is not cured within any applicable cure or grace period thereunder, and pursuant to which the lender or landlord thereunder, as applicable, exercises Material Remedies with respect to such default, (ii) an acceleration of the maturity date under any of the Refinancing Date Credit Agreements, or (iii) a default under the Lease Guaranty, or any future Lease Guaranty, which default is not cured within any applicable cure period thereunder;

(h) Section 17.5 of the Master Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

17.5 Notices. All notices and demands, consents, approvals, requests or other commitments required or permitted to be to be given under this Lease shall be in writing (and if not in writing shall not be deemed effective) and shall be given to Landlord and Tenant at the addresses set forth below, or at such other addresses as Landlord and Tenant may hereafter specify in writing:

If to Tenant:		If to Landlord:

c/o Equity Group Investments		Ventas Realty, Limited Partnership
Two North Riverside Plaza		c/o Ventas, Inc.
Suite 600		500 N Hurtsbourne Pkwy
Chicago, Illinois 60606		Louisville, Kentucky 40222
Attention:	Jon Wasserman	Attention:	Lease Administration
	Chris Nilan	Telephone:	(502) 357-9000
Fax No.:	(312) 454-0335	Fax No.:	(502) 357-9001

With a copy to:		With a copy to:

Ardent Medical Services		c/o Ventas Realty, Limited Partnership
One Burton Hills Blvd.		353 N. Clark Street, Suite 3300
Nashville, Tennessee 37215		Chicago, Illinois 60654
Attention:	General Counsel	Attention:	Legal Department
Fax No.:	(615) 296-6384	Telephone:	(312) 660-3800
		Fax No.:	(312) 660-3850

A party may designate a different address by notice as provided above. Any notice or other instrument so delivered (whether accepted or refused) shall be deemed to have been delivered on the date of delivery established by U.S. Post Office return receipt or the carrier’s proof of delivery or, if not so delivered, upon its receipt. Delivery to any officer, general partner or principal of a party shall be deemed delivery to such party. Notice to any one co-Tenant shall be deemed notice to all co-Tenants.

To the extent that a party delivers a notice under this Lease in satisfaction of one obligation hereunder and such notice includes information required to be delivered pursuant to another notice obligation under this Lease, then the receiving party shall be deemed to have received notice in satisfaction of both notice obligations.

(i) The definition of “Acquisition” in Exhibit A of the Master Lease shall, for the avoidance of doubt, remain:

“Acquisition” by any Person, shall mean the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of any Person or any Capital Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of indebtedness, securities or otherwise.

(j) The definition of “Acquisition” added in the Second Amendment of the Master Lease shall be deleted in its entirety and the following is inserted in lieu thereof:

“LHP Acquisition” shall mean the indirect acquisition of all of the capital stock of LHP Hospital Group, Inc. by Ardent Health Partners, LLC pursuant to that certain Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness of the Master Lease Amendment), dated as of October 4, 2016, by and among, Ardent LHP Hospital Group, Inc., Ardent Sub, Inc., LHP Hospital Group, Inc., Legacy Hospital Partners (Holdings), L.P., and, only for certain limited purposes, Ardent Health Partners, LLC.

(k) The definition of Consolidated EBITDAR in Exhibit A of the Master Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Consolidated EBITDAR” shall mean, for any period (without duplication), for any Person and, if applicable, its Consolidated Subsidiaries, an amount equal to Consolidated Net Income for such Person(s) for such period, plus, to the extent deducted in calculating Consolidated Net Income for such period, (a) (i) Consolidated Interest Expenses of such Person(s) for such period, (ii) the amount of federal, state, local and foreign income taxes paid or payable by such Person(s) for such period, (iii) the amount of depreciation and amortization expense accounted for by such Person(s) for such period, (iv) Rent Expense (but, for purposes of calculating the Portfolio Coverage Ratio only, Rent Expense shall include only Minimum Rent) incurred by such Person(s) for such period, (v) any non-recurring or extraordinary fees, charges and cash expenses made or incurred by such Person(s) in connection with the transactions contemplated by the Master Lease, (vi) without duplication of any items added back pursuant to clause (xii) below, any non-recurring fees, charges and cash expenses made or incurred in connection with acquisitions and dispositions (consummated or not) in an amount that does not exceed $5,000,000 in any rolling 12-month period and, with respect to any amount in excess of such $5,000,000, as is reasonably acceptable to Ventas and in such amount as is reasonably acceptable to Ventas, (vii) any non-cash impairment charges incurred by such Person(s) for such period

(except to the extent that such charges relate to a cash payment in a future period), (viii) any other non-cash charges incurred by such Person(s) for such period (except to the extent that such charges relate to a cash payment in a future period) as are reasonably acceptable to Ventas and in such amounts as are reasonably acceptable to Ventas, (ix) expenses and charges related to prior periods, (x) non-recurring extraordinary cash expenses in respect of severance payments and other costs associated with any restructuring of Tenant, (xi) only with respect to Consolidated EBITDAR accrued during the fiscal years 2017, 2018 and 2019 operating and capital expenditures in respect of the IT conversion, (xii) any non-recurring fees, charges and cash expenses made or incurred in connection with (A) the Transaction (as defined in that certain Amendment to Master Lease and Guaranty Of Master Lease, dated as of March 13, 2017, herein referred to as the “Master Lease Amendment”) and (B) the Specified Acquisitions (including, without limitations, costs, fees, expenses and charges incurred in connection with entering into Amendment No. 3 to the Lease, any amendments to the Original Credit Agreements entered into in connection with the Specified Acquisitions and any additional Indebtedness incurred to finance any of the Specified Acquisitions), (xiii) any fees and expenses and non-cash mark-to-market losses relating to any Swap Contracts, (xiv) without duplication, the amount of any factually supportable “run rate” cost savings, operating expense reductions and synergies projected by Tenant reasonably and in good faith to be realized as a result of the LHP Acquisition (which cost savings, operating expense reductions and synergies shall be added to Consolidated EBITDAR until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that such cost savings, operating expense reductions, operating enhancements, other operating improvements and synergies are reasonably identifiable and factually supportable; provided that the amounts increasing Consolidated EBITDAR pursuant to this clause (xiv) shall not exceed (x) $20 million for any period up to the first anniversary of the Amendment No. 2 Effective Date, (y) $10 million for any period following the first anniversary of the Amendment No. 2 Effective Date and up to the second anniversary of the Amendment No. 2 Effective Date and (z) $0 for any period following the second anniversary of the Amendment No. 2 Effective Date, and (xv) without duplication, the amount of any factually supportable “run rate” cost savings, operating expense reductions and synergies projected by Tenant reasonably and in good faith to be realized as a result of the Specified Acquisitions (which cost savings, operating expense reductions and synergies shall be added to Consolidated EBITDAR until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that such cost savings, operating expense reductions, operating enhancements, other operating improvements and synergies are reasonably identifiable and factually supportable; provided that the amounts increasing Consolidated EBITDAR pursuant to this clause (xv) shall not exceed (x) $50,000,000 in the aggregate for any period up to the first anniversary of the Amendment No. 3 Effective Date, (y) $25,000,000 in the aggregate for any period following the first anniversary of the Amendment No. 3 Effective Date and up to the second anniversary of the Amendment No. 3 Effective Date and (z) $0 for any period following the second anniversary of the Amendment No. 3 Effective Date, and (xvi) any non-recurring fees, charges and cash expenses made or incurred in connection with the Refinancing Date Credit Agreements consummated on the Amendment No. 4 Effective Date in an amount that does not exceed $75,000,000, and minus (b) (i) non-recurring or extraordinary gains from the disposition of assets recognized by such Person(s) in such period and (ii) non-cash items increasing such Consolidated Net Income for such period (other than accrual of income in the ordinary course of business) and (iii) interest income for such period. Notwithstanding the foregoing, Consolidated EBITDAR for the fiscal quarters ending September 30, 2017, December 31, 2017, March 31, 2018 and June 30, 2018 respectively, shall be as set forth on Schedule 1.01(e).

(l) The definition of Consolidated Fixed Charges in Exhibit A of the Master Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Consolidated Fixed Charges” means, with reference to any period, the sum of (a) the aggregate amount of scheduled and mandatory amortization of Funded Indebtedness (but without duplication) during such period, but excluding amounts paid in connection with any mandatory excess cash flow provisions plus (b) Consolidated Interest Expense paid for such period, plus (c) the aggregate amount of federal, state, local and foreign income taxes paid for such period, plus (d) Rent Expense for such period, plus (e) any obligations paid in respect of Earn-Out Obligations, all calculated for such period for the Guarantor and its Consolidated Subsidiaries, plus (f) Restricted Payments paid in cash and any payments in cash on account of Funded Indebtedness that has been contractually subordinated in right of payment to the obligations under this Lease if such payment is not permitted at such time under the terms of subordination. With respect to any Restricted Payments described in clause (f), if any portion of a cash payment was not a Restricted Payment (i.e., a portion of the payment could have been made notwithstanding the restriction) and some portion of the cash payment was a Restricted Payment, the amount added shall be only that portion that is in fact a Restricted Payment. Notwithstanding the foregoing, Consolidated Fixed Charges for the fiscal quarters ending September 30, 2017, December 31, 2017, March 31, 2018 and June 30, 2018 respectively, shall be as set forth on Schedule 1.01(e).

(m) The definition of Consolidated Guarantor Leverage Ratio in Exhibit A of the Master Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Consolidated Guarantor Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Guarantor Funded Indebtedness as of such date plus (ii) an amount equal to the sum of the annual rent payments under leases other than Capital Leases or Synthetic Leases of the Guarantor and its Consolidated Subsidiaries times 8.0, minus (iii) solely to the extent that on such date the Outstanding Amount (as defined in the Revolving Credit Agreement) is $0.00 and the full amount of the ABL Credit Facility (as defined in the Revolving Credit Agreement) is undrawn, unrestricted cash and Cash Equivalents held by the Guarantor and its Consolidated

Subsidiaries on such date in an aggregate amount not to exceed $25,000,000, to (b) Consolidated EBITDAR for the Guarantor and its Consolidated Subsidiaries for the period of the four fiscal quarters most recently ended. For purposes of calculating the foregoing ratio, Specified Transactions that have occurred during such period shall be included on a Pro Forma Basis.

(n) The definition of Consolidated Net Income in Exhibit A of the Master Lease is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Consolidated Net Income” shall mean, for any period, for any Person and its Consolidated Subsidiaries, the net income from continuing operations of such Person and its Consolidated Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period; provided that there shall be excluded from such determination of net income or loss (a) any income (or loss) of any Person that is accounted for by the equity method or non-controlling interest method of accounting, but any such income so excluded shall be included in such period or any later period to the extent any cash or Cash Equivalents paid as dividends or other similar distributions in the relevant period to such Person and its Consolidated Subsidiaries, (b) adjustments for straight-line rent accounting, (c) income or loss of a Person accrued prior to the date it becomes a Consolidated Subsidiary or is merged or consolidated with or such Person’s assets are acquired by Guarantor or any of its Consolidated Subsidiaries and (d) any after tax gains or losses attributable to sales of non-current assets out of the ordinary course of business and write-downs of non-current assets in anticipation of losses to the extent they have decreased net income. For the avoidance of doubt, “Consolidated Net Income” shall not include any net income allocable to minority interests in any subsidiaries held by any Person not directly or indirectly owned by a Guarantor and/or allocable to any Physician Group. For purposes hereof, continuing operations of a Person shall exclude any divested operations of such Person and include all Specified Transactions on a Pro Forma Basis.”

(o) The definition of “Revolving Credit Facility” in Exhibit A of the Master Lease is hereby deleted.

(p) The following definitions shall be inserted in Exhibit A of the Master Lease in alphabetical order:

“Amendment No. 2 Effective Date” means March 13, 2017.

“Amendment No. 4 Effective Date” means the date that the Specified Refinancing is consummated.

“Indenture” has the meaning set forth in Section 5.17.

“Original Credit Agreements” means (i) that certain Term Loan Credit Agreement by and among Ardent Legacy Holdings, Inc., a Delaware corporation, Ardent Legacy Acquisitions, Inc., a Delaware corporation, AHS Legacy Operations LLC, a Delaware limited liability company, formerly known as AHS Newco 14, LLC, and AHS New Mexico Holdings, Inc., a New Mexico corporation, the subsidiary borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A. as sole administrative and collateral agent for the Term Loan Lenders and Merrill Lynch, Pierce, Fenner & Smith Incorporated as a lead arranger and bookrunner which provides for a term loan facility in an original principal amount of $250 million, and (ii) that certain ABL Credit Agreement by and among Ardent Legacy Holdings, Inc., a Delaware corporation, Ardent Legacy Acquisitions, Inc., a Delaware corporation, AHS Legacy Operations LLC, a Delaware limited liability company, formerly known as AHS Newco 14, LLC, and AHS New Mexico Holdings, Inc., a New Mexico corporation, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A. as sole administrative and collateral agent for the ABL Lenders and Merrill Lynch, Pierce, Fenner & Smith Incorporated as a lead arranger and bookrunner which provides for a revolving loan facility in an original principal amount of $100 million, in each case as amended, restated, supplemented or otherwise modified from time to time prior to the Amendment No. 4 Effective Date.

“Refinancing Date Credit Agreements” has the meaning set forth in Section 5.17.

“Refinancing Date Debt Agreements” has the meaning set forth in Section 5.17.

“Revolving Credit Agreement” has the meaning set forth in Section 5.17.

“Specified Refinancing” means, collectively, (i) the repayment of any and all amounts owed under the Original Credit Agreements, (ii) the entering into of the Revolving Credit Agreement and the loan documents executed in connection therewith, (iii) the entering into of the Term Loan Credit Agreement and the loan documents executed in connection therewith, and (iv) the entering into of the Indenture and the loan documents executed in connection therewith.

“Term Credit Agreement” has the meaning set forth in Section 5.17.

(q) Schedule 1.01(e) to the Master Lease is hereby deleted in its entirety and the Schedule set forth in Annex I hereto is inserted in lieu thereof.

(r) Section 2.6 of the Guaranty is hereby deleted in its entirety and the following is inserted in lieu thereof:

2.6 Guarantor shall not obtain, guaranty, assume, suffer to exist, be an obligor under or incur any Funded Indebtedness (“Permitted Financing”) unless (a) such Permitted Financing relates solely to assets wholly-owned (directly or indirectly) and Controlled (directly or indirectly) by Guarantor or such Permitted Financing is otherwise permitted under the Refinancing Date Credit Agreements (as in effect on the date hereof), (b) as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.10 of the Lease, the Portfolio Coverage Ratio, the Consolidated Guarantor Fixed Charge Coverage Ratio and the Consolidated Guarantor Leverage Ratio, in each case, recomputed on a Pro Forma Basis giving effect to the incurrence of such Permitted Financing, shall be in compliance with the applicable requirements under the financial covenants contained in Section 5.15 of the Lease and Section 10 of this Guaranty, (c) Landlord and the lender or lenders for the Permitted Financing have entered into an intercreditor or other similar agreement governing the relative rights and remedies of each of Landlord and the lender or lenders in form and substance reasonably satisfactory to Landlord and such lender or lenders (such agreement is a “Relative Rights Agreement”); provided that such Relative Rights Agreement shall not be required to be entered into if the Funded Indebtedness (i) has a principal amount of less than $10,000,000 individually and the aggregate amount of principal for Funded Indebtedness that are not subject to a Relative Rights Agreement at the time of such incurrence is less than $25,000,000 or (ii) is a Capital Lease; provided further that any lender or lenders for any Permitted Financing that becomes a party via joinder to the Refinancing Date Relative Rights Agreement, pursuant to Section 9.9(b) thereof, shall be deemed to have complied with the requirement set forth in this clause (c) and (d) no Monetary Default or Event of Default exists (or would result therefrom) under the Lease immediately after giving effect to the consummation of any such Permitted Financing. As of the Amendment No. 4 Effective Date, Tenant has entered into that certain (i) Term Loan Credit Agreement by and among AHP Health Partners, Inc., a Delaware corporation, as borrower, Ardent Health Partners, LLC, a Delaware limited liability company, as parent, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto (the “Term Loan Lenders”), Barclays Bank PLC. as sole administrative and collateral agent for the Term Loan Lenders and the other parties party thereto which provides for a term loan facility in an original principal amount of $825 million (as amended, extended, restated, supplemented or otherwise modified, renewed, refinanced or replaced from time to time, in each case, in accordance with Section 3.1(a) of the Refinancing Date Relative Rights Agreement (as defined below), the “Term Credit Agreement”), (ii) ABL Credit Agreement by and among Ardent Health Partners, LLC, a Delaware corporation, as parent, AHP Health Partners Inc., a Delaware corporation, AHS East Texas Health System, LLC, a Texas limited liability company, the other borrowers party thereto, , the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto (the “ABL Lenders”), Barclays Bank PLC, as administrative agent for the ABL Lenders, Bank of America, N.A. as collateral agent for the ABL Lenders and the other parties party thereto which provides for a revolving loan facility in an original principal amount of $225 million (as amended, extended, restated, supplemented or otherwise modified, renewed, refinanced or replaced from time to time, in each case, in accordance with Section 3.1(a) of the Refinancing Date Relative Rights Agreement, the “Revolving Credit Agreement” and, together with the Term Credit Agreement, the “Refinancing Date Credit Agreements”) and (iii) Indenture governing 9.75% Senior Notes due 2026, among AHP Health Partners, Inc., a Delaware corporation, as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee (as amended, extended, restated, supplemented or otherwise modified, renewed, refinanced or replaced from time to time, in each case, in accordance with Section 3.1(a) of the Refinancing Date Relative Rights Agreement, the “Indenture”, and together with the Refinancing Date Credit Agreements, the “Refinancing Date Debt Agreements”). As of the Amendment No. 4 Effective Date, Landlord and Tenant each hereby acknowledge that (y) the Relative Rights Agreement executed concurrently with the Fourth Amendment (such Relative Rights Agreement, the “Refinancing Date Relative Rights Agreement”) satisfies the requirements of this Section 5.17(c), and (z) Tenant hereby represents to Landlord that, after giving effect to the Refinancing Date Debt Agreements, Sections 5.17(a), (b), and (d) of the Lease have not been breached. For the avoidance of doubt, the Refinancing Date Debt Agreements, and the use of proceeds therefrom, constitute a Permitted Refinancing.

(s) Section 7 of the Guaranty is hereby deleted in its entirety and the following is inserted in lieu thereof:

7. NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be in writing and shall be given as provided in the Lease, as follows or to such other addresses as either Landlord or Guarantor may designate by notice given to the other in accordance with the provisions of this Section 7:

If to Guarantor:		If to Landlord:

c/o Equity Group Investments		Ventas Realty, Limited Partnership
Two North Riverside Plaza		c/o Ventas, Inc.
Suite 600		500 N Hurtsbourne Pkwy
Chicago, Illinois 60606		Louisville, Kentucky 40222
Attention:	Jon Wasserman	Attention:	Lease Administration
	Chris Nilan	Telephone:	(502) 357-9000
Fax No.:	(312) 454-0335	Fax No.:	(502) 357-9001

With a copy (which shall not constitute notice) to:		With a copy to:

Ardent Medical Services		Ventas Realty, Limited Partnership
One Burton Hills Blvd.		353 N. Clark Street, Suite 3300
Nashville, Tennessee 37215		Chicago, Illinois 60654
Attention:	General Counsel	Attention:	Legal Department
Fax No.:	(615) 296-6384	Telephone: (312) 660-3800
Fax No.: (312) 660-3850

. Reaffirmation of Obligations.

(a) Notwithstanding the amendments to the Master Lease and Guaranty contained herein, Tenant and Landlord each hereby acknowledges and reaffirms its respective obligations under the Master Lease and all other documents executed by such party in connection therewith.

(b) Notwithstanding the amendments to the Master Lease and Guaranty contained herein, each of the parties comprising Guarantor hereby acknowledges and reaffirms its respective obligations under the Guaranty and all documents executed by such Guarantor in connection therewith, and further agrees that any reference made in the Guaranty to the Master Lease or any terms or conditions contained therein shall mean such Master Lease or such terms or conditions as modified by this Amendment.

3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction (or waiver) of the following conditions:

(a) this Amendment shall have been duly executed by the Landlord, the Tenant and the Guarantor and delivered to the Landlord; and

(b) no Event of Default shall exist or would result from the Specified Refinancing on the Amendment No. 4 Effective Date; and

(c) The Specified Refinancing shall have been consummated in all material respects in accordance with the terms and conditions set forth in the copies of the Refinancing Date Debt Agreements provided to Landlord.

4. Accuracy of Disclosure; Projections.

Tenant hereby makes the following representations and warranties, as of the date hereof, to the Landlord and acknowledges that Landlord is agreeing to this Amendment in reliance upon such representations and warranties. Tenant’s representations and warranties shall survive the execution and effectiveness of this Amendment and the consummation of the Specified Refinancing:

(i) No report, financial statement, certificate or other written information (other than any projections and information of a general economic or industry-specific nature) furnished by or to the knowledge of any Tenant on behalf of such Tenant to the Landlord in connection with the Specified Refinancing, the other transactions contemplated hereby and the negotiation of this Amendment or delivered hereunder (as modified or supplemented by other written information so furnished) when furnished and taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect.

(ii) Any projected financial information made available by or on behalf of any Tenant has been prepared in good faith based upon assumptions believed to be reasonable at the time such information was provided (it being recognized that (i) such projections are not to be viewed as facts or a guarantee of performance and are subject to significant uncertainties and contingencies many of which are beyond the control of any Tenant and (ii) no assurance can be given that any particular projections will be realized, and that actual results during the period or periods covered by any such projections may differ from the projected results, and such differences may be material).

5. Interpretation. This Amendment shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning.

6. Further Instruments. Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Amendment.

7. Incorporation of Recitals. The Recitals to this Amendment are incorporated herein by reference.

8. Counterparts. This Amendment may be executed and delivered (including by facsimile or Portable Document Format (pdf) transmission) in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document. Any such facsimile documents and signatures shall have the same force and effect as manually-signed originals and shall be binding on the parties hereto.

9. Attorneys’ Fees. Sections 4.2.4.3 and 17.1 of the Master Lease are hereby incorporated by reference.

10. Effect of Amendment. Except as specifically amended pursuant to the terms of this Amendment, the terms and conditions of the Master Lease and the Guaranty shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms of this Amendment and any terms of the Master Lease and the Guaranty, the terms of this Amendment shall govern and prevail.

11. Entire Agreement. This Amendment contains the entire agreement between the parties relating to the subject matters contained herein. Any oral representations or statements concerning the subject matters herein shall be of no force or effect.

12. Governing Law. Section 17.10 of the Master Lease is hereby incorporated by reference.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as the date first above written.

TENANT:

AHS HILLCREST MEDICAL CENTER, LLC, a Delaware limited liability company

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President and Treasurer

AHS SOUTHCREST HOSPITAL, LLC, a Delaware limited liability company

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President and Treasurer

AHS TULSA HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President and Treasurer

RV PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President and Treasurer

AHS OKLAHOMA PHYSICIAN GROUP, LLC, a Delaware limited liability company

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President and Treasurer

BAILEY MEDICAL CENTER, LLC, a Delaware limited liability company

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President & Treasurer

AHS CLAREMORE REGIONAL HOSPITAL, LLC, a Delaware limited liability company

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President & Treasurer

LOVELACE HEALTH SYSTEM, INC., a New Mexico corporation

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President & Treasurer

SOUTHWEST MEDICAL ASSOCIATES, LLC, a New Mexico limited liability company

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President & Treasurer

BSA HOSPITAL, LLC, a Texas limited liability company

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President & Treasurer

GUARANTOR:

ARDENT HEALTH PARTNERS, LLC, a Delaware corporation, f/k/a EGI-AM Holdings, L.L.C.

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President & Treasurer

ARDENT LEGACY HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President & Treasurer

ARDENT LEGACY ACQUISITIONS, INC., a Delaware corporation

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President & Treasurer

AHS LEGACY OPERATIONS, LLC, a Delaware limited liability company

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President & Treasurer

AHP HEALTH PARTNERS, INC., a Delaware limited liability company, f/k/a

By:	/s/ Ashley M. Crabtree
Name:	Ashley M. Crabtree
Title:	Vice President & Treasurer

LANDLORD:

VTR HILLCREST MC TULSA, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name:	Brian K. Wood
Title:	Vice President and Treasurer

VTR HILLCREST HS TULSA, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name:	Brian K. Wood
Title:	Vice President and Treasurer

VTR BAILEY MC, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name:	Brian K. Wood
Title:	Vice President and Treasurer

VTR HEART HOSPITAL, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name:	Brian K. Wood
Title:	Vice President and Treasurer

VTR LOVELACE WH, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name:	Brian K. Wood
Title:	Vice President and Treasurer

VTR LOVELACE WESTSIDE, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name:	Brian K. Wood
Title:	Vice President and Treasurer

VTR HILLCREST CLAREMORE, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name:	Brian K. Wood
Title:	Vice President and Treasurer

VTR BAPTIST SA, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name:	Brian K. Wood
Title:	Vice President and Treasurer

VTR LOVELACE ROSWELL, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name:	Brian K. Wood
Title:	Vice President and Treasurer

VTR LOVELACE MC & REHAB, LLC, a Delaware limited liability company

By:	/s/ Brian K. Wood
Name:	Brian K. Wood
Title:	Vice President and Treasurer

SCHEDULE 1

LIST OF TENANTS

AHS HILLCREST MEDICAL CENTER, LLC, a Delaware limited liability company

AHS SOUTHCREST HOSPITAL, LLC, a Delaware limited liability company

AHS TULSA HOLDINGS, LLC, a Delaware limited liability company

RV PROPERTIES, LLC, a Delaware limited liability company

AHS OKLAHOMA PHYSICIAN GROUP, LLC, a Delaware limited liability company

BAILEY MEDICAL CENTER, LLC, a Delaware limited liability company

AHS CLAREMORE REGIONAL HOSPITAL, LLC, a Delaware limited liability company

LOVELACE HEALTH SYSTEM, INC., a New Mexico corporation

SOUTHWEST MEDICAL ASSOCIATES, LLC, a New Mexico limited liability company

BSA HOSPITAL, LLC, a Texas limited liability company

Schedule 1.01(e)

Consolidated EBITDAR and Consolidated Fixed Charges

Consolidated EBITDAR for the fiscal quarters ending:

September 30, 2017	$99,750,000
December 31, 2017	$131,153,000
March 31, 2018	$109,705,000
June 30, 2018	Consolidated EBITDAR to be calculated in a manner consistent with the calculation of Consolidated EBITDAR for the preceding periods (plus addbacks with respect to “run rate” cost savings, operating expense reductions and synergies)

Consolidated Fixed Charges for the fiscal quarters ending:

September 30, 2017	$79,546,000
December 31, 2017	$83,377,000
March 31, 2018	$83,094,000
June 30, 2018	Consolidated Fixed Charges to be calculated in a manner consistent with the calculation of Consolidated Fixed Charges for the preceding periods